EXHIBIT 10.46

ADDENDUM TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS ADDENDUM dated as of March 1, 2011 (“Addendum”) TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT dated as of May 4, 2010 between the parties hereto (the “Agreement”), is entered into by and between Columbia Laboratories, Inc., a Delaware corporation having its corporate offices at 354 Eisenhower Parkway, Livingston, New Jersey 07039 (the “Company”), and Frank C. Condella (“Executive”).
WITNESSETH:
WHEREAS, the Company and Executive desire to enter into this Addendum to amend the Agreement.
NOW THEREFORE, the parties hereby agree as follows:
Section 4(b) of the Agreement is hereby amended by deleting the following sentence that appears therein:
“The amount of such performance bonus will be payable one-half in cash which will be available to the Executive immediately upon payment, and one-half in restricted stock, which will vest one year after it is paid.”
Except as amended as set forth above, the Agreement remains in full force and effect.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates set forth below.

	EXECUTIVE		COLUMBIA LABORATORIES, INC.

	/S/Frank C, Condella		/S/ Stephen G. Kasnet
	Frank C, Condella		/S/ Stephen G. Kasnet

Date:	March 1, 2011	Date:	March 1, 2011